                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 14, 1995, on the financial statements of CADIPSA SOCIEDAD ANONIMA as of and for the year ended June 30, 1995, included in VINTAGE PETROLEUM, INC.'s Form 8-K/A1 dated September 18, 1995, and to all references to our Firm included in this registration statement.

Buenos Aires

 January 27, 1997

                                               PISTRELLI, DIAZ Y ASOCIADOS

Tulsa, Oklahoma

 January 27, 1997

                                                   ARTHUR ANDERSEN LLP